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                                                                   EXHIBIT 99.1

                               STATE OF DELAWARE

                                    (PHOTO)

                          OFFICE OF SECRETARY OF STATE

                              -------------------

I, MICHAEL HARKINS, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF RESTATED CERTIFICATE OF INCORPORATION OF HOLLY CORPORATION FILED IN THIS OFFICE ON THE NINTH DAY OF DECEMBER, A.D. 1988, AT 12:01 O'CLOCK P.M.

                              : : : : : : : : : :













(SEAL)                                       /s/ MICHAEL HARKINS
                                             ----------------------------------
                                             Michael Harkins, Secretary of State

                                             AUTHENTICATION:  11970571

                                                       DATE:  12/12/1988


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                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               Holly Corporation

         Holly Corporation, a Corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the Corporation is Holly Corporation, and the name under which the Corporation was originally incorporated is GENERAL APPLIANCE CORPORATION.

         The date of filing its original Certificate of Incorporation with the Secretary of State was January 25, 1947.

         2. The text of the Certificate of Incorporation as amended, supplemented and restated heretofore is hereby restated to read as herein set forth in full:

         ARTICLE FIRST:  The name of the Corporation shall be Holly
Corporation.

         ARTICLE SECOND: The address of the registered office of the Corporation in the State of Delaware is a 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

         ARTICLE THIRD: The principal business of the Corporation is the refining and marketing of petroleum and petroleum derivatives, the transportation and sale of petroleum and petroleum products and the exploration for, development, production and sale of petroleum, condensate, gas and other sources of energy. The Corporation may engage in any lawful activity for which corporations may be organized under the General Corporation Law of Delaware.

         ARTICLE FOURTH: The total number os shares of stock which the Corporation shall have authority to issue is Twenty-One Million (21,000,000) shares, of which One Million (1,000,000) shares of the par value of One Dollar (1.00) each, amounting in the aggregate to One Million Dollars ($1,000,000), shall be Preferred Stock, and of which Twenty Million (20,000,000) shares of the par value of One Cent ($.01) each, amounting in the aggregate to Two Hundred Thousand Dollars ($200,000), shall be Common Stock.

         The designations and the powers, preferences and rights, and the qualifications, limitations and/or restrictions thereof shall be determined as follows:




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                        PREFERRED STOCK, $1.00 par value

     Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation or title as may be fixed by the Board of Directors prior to the issuance of any shares thereof. Each share of any series of Preferred Stock shall be identical with all other shares of such series, except as to the date from which cumulative preferred dividends, if any, shall be cumulative. For each such series, the Board of Directors shall determine, by resolution or resolutions adopted prior to the issuance of any shares thereof, the rights, preferences, limitations and restrictions of shares of such series, including, without limitation, rights, or limitations with respect to voting powers if any, redemption rights if any, conversion rights if any, dividend rights and any preferences on liquidation.

                          COMMON STOCK, $.01 par value

     Subject to any preferences, qualifications, limitations, voting rights and restrictions with respect to each class of the capital stock of the Corporation having any preferences or priority over the Common Stock, the holders of the Common Stock shall have and possess all rights appertaining to capital stock of the Corporation.

     No holder of stock of any class of the Corporation shall be entitled as of right to subscribe for, purchase or receive any part of any new or additional shares of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other evidences of indebtedness convertible into or exchangeable for stock, but all such new or additional shares of stock of any class, or bonds, debentures or other evidences of indebtedness convertible into or exchangeable for stock, may be issued and disposed of by the Board of Directors on such terms for such consideration, so far as may be permitted by law, and to such person or persons as the Board of Directors in its absolute discretion may deem advisable.

     ARTICLE FIFTH: The number of directors of the Corporation shall be fixed time to time by or in the manner provided for in the By-Laws but shall never be less than three. In case of any increase in the number of directors, the additional directors may be elected by the directors then in office or by the stockholders at any annual or special meeting.

     ARTICLE SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend, and repeal the By-Laws of the Corporation.

     The By-Laws may confer powers on the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred by statute.

     ARTICLE SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of such director's duty as a director, except that a director shall remain liable to the extent provided by law (i) for


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breach of the director's duty of loyalty to the Corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or derived an improper personal benefit. No amendment or deletion of this Article shall impair the immunity of any person under this Article for any act or omission occurring prior to the effectiveness of such amendment or deletion.


         ARTICLE EIGHT: A director of this Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser, or otherwise, nor in the absence of fraud, shall any transaction or contract of this Corporation be void or voidable or affected by reason of the fact that any director or any firm of which any director is a member or an employee or any corporation of which any director is an officer, director, stockholder, or employee is in any way interested in such transaction or contract, even though the vote of the director or directors having such adverse interest shall have been necessary to obligate the Corporation upon such contract or transaction, and, in the absence of fraud, no director or directors having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof or to any other person for any loss incurred by it under or by reason of any such contract or transaction; nor, in the absence of fraud, shall any such director or directors be accountable for any gains or profits realized thereon.

         ARTICLE NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholder of this Corporation, as the case may be, to be summoned in such a matter as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.



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         3. This Restated Certificate of Incorporation was duly adopted by the
Board of Directors of the Corporation in accordance with Section 245 of the General Corporation Law of the State of Delaware. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as theretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of the Restated Certificate.

         IN WITNESS WHEREOF, said Holly Corporation has caused this Certificate to be signed by E. I. PARSONS, its Vice Chairman of the Board of Directors, and attested by HENRY L. STERN, its Secretary, this 9th of December, 1988.


                                          Holly Corporation


                                          By: /s/ E. I. PARSONS
                                              ----------------------------------
                                              E. I. Parsons
                                              Vice Chairman of the Board of
                                              Directors



ATTEST:

By: /s/ HENRY L. STERN
    ----------------------------------
    Henry L. Stern
    Secretary



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